UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 24, 2024 (June 21, 2024)
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (218) 634-3500
Not Applicable
(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.
Merger Agreement

On June 21, 2024, ANI Pharmaceuticals, Inc., a Delaware corporation (the “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alimera Sciences, Inc., a Delaware corporation (the “Company” and, following consummation of the Merger, the “Surviving Corporation”) and ANIP Merger Sub INC., a Delaware corporation and a wholly owned indirect subsidiary of the Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of the Parent. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time (including each Company RSA (as defined below), but excluding any treasury shares or shares owned by the Parent, Merger Sub, or any other subsidiary of the Parent or the Company), shall be canceled and cease to exist and shall be converted into the right to receive (i) $5.50 in cash, without interest (such amount, as may be adjusted in accordance with the Merger Agreement, the “Closing Cash Consideration”) and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Milestone Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”).

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger.

Consummation of the Merger by the Parent and Merger Sub is further subject to satisfaction of customary closing conditions on the part of the Company, including, without limitation, the Company having performed, or complied with, in all material respects, its agreements, covenants and other obligations required to be performed or complied with by the Merger Agreement at or prior to the Closing Date, the representations and warranties of the Company being true and correct (subject in certain instances to materiality qualifiers), and no continuing Company Material Adverse Effect.

Consummation of the Merger by the Company is further subject to satisfaction of customary closing conditions on the part of the Parent and the Merger Sub, including, without limitation, the Parent and Merger Sub having performed, or complied with, in all material respects, all of their respective agreements, covenants and obligations required to be performed or complied with by each of them under the Merger Agreement at or prior to the Closing Date, the representations and warranties of the Parent and Merger Sub being true and correct (subject in certain instances to materiality qualifiers), and the CVR Agreement being in full force and effect.

The Merger Agreement includes covenants requiring the Company not to (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries (subject to the Company Board’s ability to exercise its fiduciary duties), (iv) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law, (v) otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal, (vi) approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal, or (vii) approve, authorize, agree, or publicly announce any intention to do any of the foregoing, with customary exceptions for superior proposals. The Merger Agreement also includes covenants customary for a transaction of this nature regarding the operation of the business of the Company and its subsidiaries between signing of the Merger Agreement and the Effective Time.

The Merger Agreement requires the Company, as promptly as reasonably practicable, and in any event within 25 business days following the date of the Merger Agreement, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement for the purpose of seeking stockholder approval to the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay the Parent a termination fee of approximately $10.4 million. Among other termination rights, and subject to certain limitations, (i) each of the Company and the Parent may terminate the Merger Agreement if the Merger is not consummated by December 21, 2024 and (ii) the Company and the Parent may mutually agree to terminate the Merger Agreement.

The Merger Agreement contains representations and warranties by each of the Parent, Merger Sub and the Company customary for a transaction of this nature, including those relating to, among other things, the parties’ ability to enter into the Merger Agreement, their outstanding capitalization, and regulatory matters. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

At the Effective Time, outstanding awards of restricted stock with respect to shares of Company Common Stock (each, a “Company RSA”), whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be cancelled and cease to exist, and shall be converted into the right to receive the Merger Consideration.

At the Effective Time, each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon, and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.

At the Effective Time, each stock option granted by the Company to purchase Company Common Stock (each, a “Company Option”) that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of Company Common Stock underlying such Company Option and (b) one (1) CVR, (ii) each Company Option that is then outstanding and unexercised, and which has a per share exercise price that equals or exceeds the Closing Cash Consideration, but is less than the Maximum Total Consideration (as defined in the Merger Agreement) (each, an “Eligible Option”) shall be canceled and converted into the right to receive a cash payment equal to (a) the excess, if any, of (A) the Total Consideration (as defined in the Merger Agreement) over (B) the per share exercise price of such Eligible Option multiplied by (b) the total number of shares of Company Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.

At the Effective Time, each Company performance stock unit (“Company PSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.

At the Effective Time, each Company restricted stock unit (“Company RSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company RSUs.

At the Effective Time, each Company warrant (“Company Warrant”) that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, the Parent and the Company entered into a voting agreement (the “Voting Agreement”) with Caligan Partners LP, Caligan Partners Master Fund LP and Caligan Partners CV VI LP (collectively, “Caligan”). Pursuant to the Voting Agreement, Caligan has agreed, among other things, to (i) vote or cause to be voted all of its shares of Company Common Stock in favor of the Merger and the transactions contemplated by the Merger Agreement, and (ii) prior to the Expiration Time (as defined in the Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of its shares of Company Common Stock other than with the consent of the Parent and the Company. The shares of Company Common Stock owned by Caligan represent approximately 32.1% of the outstanding shares of Company Common Stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, the Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which each holder of Company Common Stock, as well as holders of Company Warrants, Company Options, Company PSUs, Company RSAs and Company RSUs, may become entitled to contingent cash payments per CVR (each, a “Milestone Payment”), such payment(s) being contingent upon, and subject to, satisfaction of the Milestones (as defined below).

When issued, each CVR will entitle the holder (the “Holder”) to receive Milestone Payments for 2026 and 2027, upon satisfaction of the applicable Milestones. The Milestone Payments for each CVR will equal the product (rounded to the nearest 1/100 of $0.01) of $0.25 multiplied by a fraction (which is no case will exceed one), and (i) for 2026, equals the amount, if any, by which the 2026 Net Revenue exceeds $140.0 million, divided by $10.0 million (subject to adjustment for the exercise price of Eligible Options), and (ii) for 2027, equals the amount, if any, by which the 2027 Net Revenue exceeds $160.0 million, divided by $15.0 million (subject to adjustment for the exercise price of Eligible Options) (the occurrence of the events in clauses (i) and (ii), each, a “Milestone”).

If a Milestone is attained, the distributions in respect of the CVRs will be made on or prior to the date that is fifteen (15) business days following the filing by the Parent of its audited financial statements with the SEC on Form 10-K in respect of the applicable year in which such Milestone has been achieved, and will be subject to a number of deductions, exceptions and limitations, including but not limited to certain taxes.

Under the CVR Agreement, the Rights Agent will have, and Holders of at least 35% of the CVRs then-outstanding will have, certain rights to audit and enforcement on behalf of all Holders of the CVRs. The Parent will undertake under the terms of the CVR Agreement to use diligent efforts to achieve the Milestones, as such efforts are further described in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a form of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 24, 2024, the Parent and the Company issued a press release announcing their entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On June 24, 2024, management of the Parent will host a conference call to provide supplemental information regarding the proposed Merger to analysts and investors at 8:30 a.m. ET. The telephone number for the call is 800-225-9448. This conference call will also be webcast and can be accessed from the “Investors” section of the Parent’s website at www.anipharmaceuticals.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A replay of the conference call will also be available within two hours of the call’s completion and will remain accessible for two weeks by dialing 877-856-8965 and entering access code 4630647. The slides that will be made available in connection with this analyst and investor presentation are attached hereto as Exhibit 99.2 and are incorporated into this Item 7.01 by reference.

The information in this item and Exhibits 99.1 and 99.2 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item or Exhibits 99.1 or 99.2 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Item 8.01. Other Events.

In connection with the Merger, JPMorgan Chase Bank, N.A. and Blackstone Credit & Insurance (the “Lenders”) have committed to provide debt financing for the transaction in an aggregate principal amount equal to $280.0 million, on the terms and subject to the conditions set forth in a commitment letter, dated June 21, 2024 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Company has agreed to cooperate with and provide customary assistance to the Parent in connection with the debt financing.

Forward-Looking Statements

This communication, and the documents to which the Parent refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Parent’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the proposed transactions including statements regarding the benefits of the Merger and the contemplated debt financing (collectively, the “Proposed Transactions”) and the anticipated timing of the Proposed Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “shall,” “would” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the risk that the Proposed Transactions may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the Proposed Transactions, (iii) the occurrence of any event, change or other circumstance that could give rise to the delay or termination of the Merger Agreement, (iv) the inability to complete the Proposed Transactions due to the failure of a party or parties to satisfy conditions to completion of the Merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the Merger and receipt by the Company of stockholder approval, (v) the failure of the contemplated debt financing or any alternative financing to be obtained on a timely basis or at all, (vi) the effect of the announcement or pendency of the Proposed Transactions on the Parent’s and/or the Company’s business relationships, operating results, and business generally, (vii) risks that the Proposed Transactions disrupt current plans and operations of the Parent and/or the Company and potential difficulties in the Company retaining employees as a result of the Proposed Transactions, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the Proposed Transactions, (ix) volatility in the price of the Parent’s and/or the Company’s stock, including as a result of the Proposed Transactions, (x) changes in competitive and regulated industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transactions, and identify and realize additional opportunities, (xii) costs and regulatory requirements relating to contract manufacturing arrangements, (xiii) delays or failure in obtaining product approvals from the FDA, (xiv) the occurrence of the events or achievement of the milestones giving rise to payments under the CVR Agreement, (xv) general business and economic conditions, (xvi) market trends for the Parent’s and/or the Company’s products, and the ability to achieve anticipated sales for such products, (xvii) regulatory environment and changes, (xviii) regulatory and other approvals relating to product development and manufacturing, and (xix) costs related to the Proposed Transactions and the failure to realize anticipated benefits of the Proposed Transactions or to realize estimated pro forma results and underlying assumptions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which was filed with the SEC on May 4, 2024, and other documents filed by the Parent from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Parent and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Parent nor the Company gives any assurance that either the Parent or the Company will achieve its expectations.

Additional Information and Where to Find It

In connection with the Proposed Transactions, the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the Company’s stockholders in advance of the special meeting relating to the proposed acquisition. Each of the Company and the Parent also plan to file other relevant materials with the SEC in connection with the Proposed Transactions. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED BY EACH OF THE COMPANY AND THE PARENT WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSATIONS, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Materials filed by the Parent and the Company can be obtained free of charge at the SEC’s website, www.sec.gov. In addition, materials filed by the Company can be obtained free of charge at the Parent’s website, www.anipharmaceuticals.com, and materials filed by the Company can be obtained free of charge at Company’s website, alimerasciences.com.

Participants in Solicitation

Each of the Parent and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Proposed Transactions. Information about the Parent’s directors and executive officers is included in the definitive proxy statement on Schedule 14A which was filed with the SEC on April 5, 2024. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, which was filed with the SEC on April 29, 2024, and the definitive proxy statement on Schedule 14A which was filed with the SEC on June 29, 2023. Other information regarding the participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. When available, investors may obtain copies of these documents as indicated above.
Item 9.01. Exhibits.
(d)Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated June 21, 2024, by and among ANI Pharmaceuticals, Inc., ANIP Merger Sub INC. and Alimera Sciences, Inc.
10.1*	Voting Agreement, dated June 21, 2024, by and among ANI Pharmaceuticals, Inc., Alimera Sciences, Inc. and Caligan Partners LP, Caligan Partners Master Fund LP and Caligan Partners CV VI LP.
99.1	Press Release dated June 24, 2024.
99.2	Form of Presentation regarding the Merger.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
*Portions of these Exhibits have been omitted pursuant to Rule 601(b) of Regulation S-K. For more, see the cover page of such exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer